UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 3, 2016

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Regency Parkway, Suite 400

Omaha, Nebraska

(Address of principal executive offices)

68114

(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On October 3, 2016, Green Plains Inc. (“Green Plains”) and Green Plains II LLC (“GP II”), an indirect wholly-owned subsidiary of Green Plains, entered into a stock purchase agreement (the “Purchase Agreement”) with SCI Ingredients Holdings, Inc. (“SCI”), Stone Canyon Industries LLC and other selling shareholders for GP II to purchase all of the issued and outstanding capital stock of SCI for $250 million in cash, subject to certain post-closing adjustments. A portion of the purchase price was used to fully repay existing debt. SCI is the holding company of Fleischmann’s Vinegar Company, Inc. (“FVC”), the world’s largest manufacturer and marketer of food-grade industrial vinegar.

The closing of the transaction (the “Closing”) occurred immediately following the execution of the Purchase Agreement, on October 3, 2016. The transaction was financed using $135 million of debt described under “Credit Agreement” below, with the balance paid from cash on hand. Green Plains has obtained representation and warranty insurance, which will provide coverage for breaches of certain representation and warranties contained in the Purchase Agreement, subject to deductibles and certain other terms and conditions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Credit Agreement

On October 3, 2016, in order to partially fund the transaction described above, GP II entered into a Credit Agreement with a group of lenders led by Maranon Capital, L.P., consisting of a Term Loan and a Revolving Loan Commitment. Green Plains I LLC (“GP I”), the parent company of GP II, has provided a guaranty of GP II’s obligations under the Credit Agreement. In addition, immediately after the Closing of the transaction, the subsidiaries of GP II, which are FVC, SCI, FVC Intermediate Holdings, Inc. (“FVC-Int”) and FVC Houston, Inc. (“FVC-Houston”) executed a joinder to the Credit Agreement.

GP II and its subsidiaries borrowed $130 million under the Term Loan. The Term Loan principal is scheduled to be repaid in installments of $325,000 per quarter beginning December 31, 2016 through September 30, 2022, with a final balloon payment of $122,200,000 on October 3, 2022. The Revolving Loan Commitment provides for principal borrowings of up to $15 million through October 3, 2022. GP II and its subsidiaries borrowed $5 million under the Revolving Loan Commitment. Both the Term Loan and loans under the Revolving Loan Commitment are subject to mandatory prepayments based on, as defined, excess cash flow, extraordinary receipts, asset dispositions and proceeds from equity and debt issuances. Term Loan prepayments are generally subject to prepayment fees of (i) 2.0% if prepaid on or before the first anniversary of the Credit Agreement or (ii) 1.0% if prepaid after the first anniversary but on or before the second anniversary of the Credit Agreement.

The Term Loan and loans under the Revolving Loan Commitment each bear interest at a floating rate based on GP I’s consolidated total net leverage ratio, adjusted quarterly, equal to (i) for portions of the Term Loan and/or revolving credit advances designated as Base Rate loans, the sum of (x) the Base Rate plus (y) an applicable margin of 5.0% to 6.0%, initially established at 6.0% per annum and (ii) for portions of the Term Loan and/or revolving credit advances designated as LIBOR loans, the sum of (x) the LIBOR Rate plus (y) an applicable margin of 6.0% to 7.0%, initially established at 7.0% per annum. The Base Rate is established as the highest of (i) the per annum rate published by the Wall Street Journal as the “prime” rate, (ii) the Federal Funds rate plus 50 basis points per annum and (iii) one-month LIBOR, subject to a floor of 1.00%, plus 1.00% per annum. The LIBOR Rate is established as the greater of (i) 1.00% per annum or (ii) the offered rate per annum for the applicable LIBOR one-month, two-month, three-month or six-month period selected by the borrower. The unused portion of the Revolving Loan Commitment is also subject to a commitment fee of 0.5% per annum.

The obligations under the Credit Agreement are secured by a first priority lien on (i) all of the assets of GP I, GP II, SCI, FVC, FVC-Int, and FVC-Houston, and (ii) all of the capital stock of GP II, SCI, FVC, FVC-Int, and FVC-Houston.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants, negative covenants, financial covenants and events of default. The negative covenants include restrictions on GP I’s and its subsidiaries’ ability to incur additional indebtedness, acquire and sell assets, create liens, make investments, make distributions and enter into transactions with affiliates. The financial covenants include requirements for GP I and its subsidiaries to maintain a minimum consolidated fixed charge coverage ratio and a maximum consolidated total net leverage ratio.

The foregoing descriptions of the Credit Agreement and ancillary documents are not complete and are qualified in their entirety by reference to the full text of the Credit Agreement and ancillary documents, which are filed as Exhibit 10.1(a) – (i) to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information under the heading “Stock Purchase Agreement” set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading “Credit Agreement” set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On October 3, 2016, Green Plains issued a press release and investor presentation slides announcing the acquisition of FVC. The press release and slides are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Green Plains expects to file any required financial statements related to the acquired business by amendment not later than 71 calendar days after this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information. Green Plains expects to file any required pro forma financial statements related to the acquired business by amendment not later than 71 calendar days after this Current Report on Form 8-K was required to be filed.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit	Description

2.1	Stock Purchase Agreement, dated as of October 3, 2016, by and among Green Plains Inc., Green Plains II LLC, SCI Ingredients Holdings, Inc., Stone Canyon Industries LLC and other selling shareholders.

10.1(a)	Credit Agreement, dated as of October 3, 2016, by and among Green Plains II LLC, Green Plains I LLC (as borrower and guarantor) and Maranon Capital, L.P. (as agent for lenders).

10.1(b)	Term Notes, dated as of October 3, 2016, by and among Green Plains II LLC (as borrower), Northwestern Mutual Life Insurance Company, Axa Equitable Life Insurance Company, Metropolitan Life Insurance Company and MetLife Insurance Company USA (as lenders) and Maranon Capital, L.P. (as agent for lenders).

10.1(c)	Revolving Notes, dated as of October 3, 2016, by and among Green Plains II LLC (as borrower), Northwestern Mutual Life Insurance Company, Metropolitan Life Insurance Company (as lenders) and Maranon Capital, L.P. (as agent for lenders).

10.1(d)	Borrower Joinder to Credit Agreement and Notes, dated as of October 3, 2016, by and among SCI Ingredients Holdings, Inc., FVC Intermediate Holdings, Inc., Fleischmann’s Vinegar Company, Inc., FVC Houston, Inc. (as new borrowers) and Maranon Capital, L.P. (as agent for lenders).

10.1(e)	Security Agreement, dated as of October 3, 2016, by and among Green Plains II LLC, Green Plains I LLC (as borrowers and guarantor) and Maranon Capital, L.P. (as agent for lenders).

10.1(f)	Joinder Agreement to Security Agreement, dated as of October 3, 2016, by and among SCI Ingredients Holdings, Inc., FVC Intermediate Holdings, Inc., Fleischmann’s Vinegar Company, Inc., FVC Houston, Inc. and Maranon Capital, L.P. (as agent for lenders).

10.1(g)	Pledge Agreement, dated as of October 3, 2016, by and among Green Plains II LLC, Green Plains I LLC (as pledgors) and Maranon Capital, L.P. (as agent for lenders).

10.1(h)	Pledge Supplement, dated as of October 3, 2016, by and among Green Plains II LLC and each Pledgor and Maranon Capital, L.P. (as agent for lenders).

10.1(i)	Joinder to Pledge Agreement, dated as of October 3, 2016, by and among SCI Ingredients Holdings, Inc., FVC Intermediate Holdings, Inc., Fleischmann’s Vinegar Company, Inc., FVC Houston, Inc. (as new pledgers) and Maranon Capital, L.P. (as agent for lenders).

99.1	Press Release dated October 3, 2016.

99.2	Investor Presentation Slides dated October 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: October 3, 2016	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)